Exhibit 14.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Vermont Municipal Income Fund of our report for the Banknorth Vermont Municipal Bond Fund, dated October 17, 2003, for the year ended August 31, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.




Deloitte & Touche LLP

Boston, Massachusetts
July 16, 2004